                                                                    EXHIBIT 10.1

                         TECHNOLOGY PURCHASE AGREEMENT
                         -----------------------------

This Technology Purchase Agreement (the "Agreement") is entered into by and among the following:



   1.  DIXON SOFTWARE TECHNOLOGY,
       a company formed according to the laws
       of the island of Nevis.
       (hereinafter " Dixon").


   2.  MERCURY INTERACTIVE CORPORATION,
       a company formed according to the
       laws of the State of Delaware, having its principal offices at 470 Potrero Avenue, Sunnyvale, California 94086, U.S.A.
       (hereinafter "the Buyer").


WHEREAS Dixon is the legal owner of the know-how and R&D in process, and all related technical information whether tangible or intangible, including without limitation any data, designs, calculations, computer source codes (human readable format) and executables and object codes (machine readable format), specifications, test and installation, instructions, service and maintenance notes, technical, operating and service and maintenance manuals, user documentation, training materials, and other data, information, know-how and all goodwill associated therewith, in each case which are in the possession of, owned by or licensed to Dixon and are necessary or desirable to enhance, develop, manufacture, assemble, service, maintain, install, operate, use or test the Technology. as described in Appendix 1 attached to this Agreement,
                                ----------
hereinafter the "Technology"; and

WHEREAS the Buyer is interested in acquiring the rights to the "Technology", in order to further develop the Technology.

NOW THEREFORE, in consideration of the representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    SALE AND PURCHASE OF THE TECHNOLOGY
      -----------------------------------
      1.1.    Sale and Purchase of the Technology
              -----------------------------------

              (a) Dixon hereby sells, assigns and transfers all of its right, title and interest in and to the Technology at the purchase price of US $ 4.5 million ("the "Purchase Price"), and the
                                   -----------
                     Buyer agrees to purchase such technology for the purchase price.

      1.2.    CLOSING
              -------

              (a) Subject to satisfaction or waiver of the conditions precedent to the obligations of the parties hereto and the execution and delivery of this Agreement and all other documents required by this Agreement, the purchase of the Technology shall take place on or before September 30, 1997, or other time and place as the Buyer and Dixon
                     designate orally or in writing   (which time and place are
                     designated as the "Closing") and the payment shall take place on or before December 31, 1997.

              (b) At the Closing Dixon shall deliver, (i) written technical documentation of the Technology to be given at Closing to the Buyer, and (ii) such assignments as shall reasonably be requested.

              (c)    Payment shall be made to Dixon by the Buyer in U.S.dollars.


2.    REPRESENTATIONS AND WARRANTIES OF DIXON
      ---------------------------------------

      Dixon hereby represents and warrants that the representations and warranties of Dixon in this Section 2 are correct and complete as of the date of this Agreement.

      2.1.    Organization
              ------------

              Dixon is a corporation duly organized, validly existing and in good standing under the laws of the Isle of Nevis. Dixon has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby, and Dixon has all requisite power and authority to own. Lease or otherwise use the Technology and to carry on its business as now being conducted. Dixon is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in wich the character of its business or asset makes such qualification necessary, except where the failure to be so qualifies or licensed would not have a material adverse effect on the Technology or Dixon's ability to perform its obligations hereunder.

      2.2.    Authorization
              -------------

              All corporate action on the part of Dixon directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Dixon hereunder, and the sale and the assignment of the Technology has taken or will have taken place prior to the Closing. This Agreement constitutes a valid and legally binding obligation of Dixon enforceable in accordance with its terms.


      2.3.    Litigation
              ----------

              To the best knowledge of Dixon, as of the date of signature of this Agreement:

              (a) There are no claims, actions, suits, proceedings or investigations pending or currently threatened against Dixon and/or its directors and officers, which question the validity of this Agreement or the right to enter into it, or to consummate the transaction contemplated hereby, or which might result either individually or in the aggregate in any material adverse right of the Buyer to the Technology, except as described on the Disclosure Schedule, if any.

              (b) The foregoing includes, without limitation, actions pending or threatened involving the present or prior employment of Dixon's employees and/or consultants, their use in connection with its business of any information or techniques allegedly proprietary to any of its former employers or consultancy arrangements, or their obligations under any agreements with prior employers or consultancy arrangements.

              (c) The Technology is not subject to the provisions of any order, writ, injunction, judgement or decree of any court or government agency or instrumentality and there is no action, suit, proceeding or investigation against Dixon with respect to the Technology, by any government agency or instrumentality currently pending or which any one of them intends to initiate.

      2.4.    Technology
              ----------

              (One) Dixon owns all right, title and interest in and to the
               Technology, free and clear of any liens, encumbrances or claims by third parties. Dixon has and will deliver to Buyer, at the Closing, good and marketable title to the Technology. Dixon has not infringed, and is not now infringing, on any trade secret or copyright belonging to any other person or entity.

             (Two)   Dixon has not distributed or divulged Confidential
              Information constituting the Technology, and Dixon is not a party to any license, agreement or arrangement, whether as licensee, licensor or otherwise, with respect to the Technology. Dixon has taken all reasonable security measures to protect the secrecy, confidentiality and value of the Technology and any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge of or access to information relating to them, have entered into agreements that these secrets are proprietary to Dixon and not to be divulged or misused.

             (Three)   No employee or subcontractor of Dixon is, or to the best
              knowledge of Dixon. Is now expected to be, in default under any term of any employment contract. nondisclosure obligation, agreement or arrangement relating to the Technology or any noncompetition agreement, contract or restrictive covenant relating to the Technology or its development or exploitation. The Technology (i) was developed by employees of Dixon in the course of such employees employment by Dixon, (ii) constitutes" works made for hire" of Dixon with in the meaning of the United States Copyright Act of 1976, as amended, or (iii) has been validly assigned to Dixon.

      2.5.    Compliance with Other Instruments and Laws
              ------------------------------------------

              (a) Dixon is not in default of any provisions of its respective company documents or Protocols, of any instrument, judgement, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of law applicable to it, that would prevent it from executing and delivering the Agreement.

              (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation of applicable statutes, laws and regulations.

      2.6.    Agreements; Default
              -------------------

              (a) There are no agreements, understandings or proposed transactions between Dixon and/or any of its officers, directors, shareholders, affiliates, or any affiliate thereof, except as identified in the Disclosure Schedule, if any, that would effect the ownership by the Buyer of the Technology. There is no default, or event that with notice or lapse of time, or both, would constitute a default, by Dixon, or to the best knowledge and belief of Dixon, of any other party to any of the contracts, agreements or understandings listed in the Disclosure Schedule.

              (b) The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default, breach or violation or an event that, with notice or lapse of time or both, would constitute a default, breach or violation of the Memorandum and Articles of Association of Dixon, or any contract, license, agreement or understanding to which Dixon's property is bound; (ii) an event that would permit any party to terminate any or to accelerate the maturity of any indebtedness or other direct or indirect obligation of Dixon; or (iii) the creation or imposition of any lien, charge or encumbrance on any of the properties of Dixon.


      2.7.    NO INSOLVENCY
              -------------

              Dixon will not be rendered insolvent by the sale, transfer and assignment of the Technology pursuant to the terms of this agreement.


      2.8.    REPRESENTATIONS COMPLETE
              --------------------------

              None of the representations or warranties made by Dixon, nor any statement made in any certificate furnished by Dixon pursuant to this Agreement, contains any untrue statement of a material fact, or, to the best knowledge of Dixon, omits any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to Dixon which reasonably would be expected to have a material adverse effect on Dixon or the Technology that has not been set forth in this Agreement.

3.    REPRESENTATIONS AND WARRANTIES OF THE BUYER
      -------------------------------------------

      The Buyer represents and warrants to Dixon that:


      3.1.    Company Existence; Authorization
              --------------------------------

              (a) The Buyer is duly organized and properly registered in the jurisdiction of its organization. All action on the part of the Buyer, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Buyer enforceable in accordance with its terms, subject only to laws affecting the rights and remedies of creditors.

              (b) The Buyer is not in default of any provisions of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of law applicable to it, that would prevent it from executing and delivering the Agreement.

              (c) The Buyer agrees that it has been fully provided with all the information which the Buyer has requested for deciding whether or not to purchase the Technology and all information which they believe is reasonably necessary to enable the Buyer to make such a decision.


4.    CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS AT CLOSING
      ----------------------------------------------------------

      The obligations of the Buyer to enter into the transaction contemplated by this Agreement are subject to the satisfaction, or waiver in writing by the Buyer, at or before the Closing of each of the following conditions.


      4.1.    Representations and Warranties
              ------------------------------

              The representations and warranties of Dixon contained in this Agreement, shall be true and correct on the date hereof and on and as of the Closing as though made on such date, except as amended by Dixon at the Closing and which amendment shall be specifically approved by the Buyer.


      4.2.    Performance
              -----------

              Dixon shall have performed and complied with all covenants, agreements, obligations and conditions contained in this

              Agreement that are required to be performed, satisfied or complied with by it on or before the Closing.


      4.3.    Proceedings, Documents and Certificates
              ---------------------------------------

              All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance, and they shall have received all such counterpart, original and certified or other copies of such documents as they may reasonably request.


      4.4.    Covenant Not To Compete
               -----------------------

              In consideration of the sale of the goodwill associated with the Technology, Dixon agrees that after the Closing for a period of 3 years, Dixon or its associates will not develop, market or otherwise produce a product or technology that competes, directly or indirectly, with the Technology.


5.  INDEMNIFICATION
    ---------------

    5.1. Dixon hereby agrees to indemnify and hold Buyer and its affiliates and the officers, directors, employees, agents and representatives of Buyer and its affiliates, and any person claiming by or through any of them, harmless from, against and in respect of the following:

          (One) Losses arising from or related to the ownership, possession, operation or use of the Technology, by Dixon at or prior to the Closing;

          (Two) Losses arising from or related to any breach of or inaccuracy in any representation or warranty made by Dixon in this Agreement, whether or not such breach or inaccuracy was or should have been known by Buyer.

          (Three) Losses arising from or related to any breach or violation by Dixon of any of its covenants and agreements contained in this Agreement.


    5.2.  INDEMNIFICATION BY BUYER
          ------------------------

          Buyer hereby agrees to indemnify and hold Dixon and its Affiliates and the officers, directors, employees, agents and representatives of Dixon, and any person claiming by or through any of them, harmless from, against and in respect of Losses arising from or related to any breach of or inaccuracy in any representation or warranty made by or behalf of buyer in this Agreement, whether or not such breach or inaccuracy was or should have been known by Dixon or Losses arising from or related to any breach or violation by buyer of any of its covenants and agreements contained in this Agreement.

    5.3.  SURVIVAL OF REPRESENTATION AND WARRANTIES
          -----------------------------------------

          The representations and warranties of Dixon and Buyer contained herein shell survive the closing for a period of two years from the Closing Date, provided, however, that representations and warranties with respect to which a claim is made within the applicable survival period shell survive until such claim is finally determined and paid.

    5.4.  NOTIFICATION OF CLAIMS
          ----------------------

          A party seeking indemnification under this Article 5 (an "indemnified party") shall, promptly after the receipt of notice of the assertion of any claim or commencement of any action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental authority (an "action") (but in no event later then 10 days prior to the date any response or answer is due in any proceeding) in respect of which indemnity may be sought from a party against whom an indemnity obligation is asserted pursuant to this Article 5 (an "indemnifying party") on account of the indemnity agreement contained above, notify the indemnifying party in writing of the receipt of such claim or the commencement of such action. The omission of an indemnified party so to notify an indemnifying party of any such claim or action shall not relieve the indemnifying party from any liability in respect of such claim or action which it may have to the indemnified party (except, however, that the Indemnifying party shall be relieved of liability to the extent that the failure so to notify
          (a) shall have caused prejudice to the defense of such claim or action or (b) shall have increased the costs or liability of the indemnifying party reason of the inability or failure of the indemnifying party (because of the lack of prompt notice from the indemnified party) to be involved in any investigations or negotiations regarding any such claim or action), nor shall it relieve the indemnifying party from any other liability which it may have to the indemnified party. In case any such claim shall be asserted or action commenced against an indemnified party and shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate in the negotiation or administration thereof and, to the extent it may wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified party, and, after notice from the Indemnifying party to the Indemnified party of its election so to assume the defense thereof, which notice shall be given within 30 days of its receipt of such notice from such indemnified party, the Indemnified party shall not be liable to the indemnified party hereunder for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If an Indemnifying party does not wish to assume the defense, conduct or settlement of any claim or Action, the Indemnified party shall not settle such claim or action without the written consent of the Indemnifying party, which consent shall not be unreasonably withheld or delayed.

    5.5.  LIMITATIONS ON INDEMNIFICATION
          ------------------------------

          Each parties liability to other for indemnification payments under this Article 5 shall be limited to aggregate indemnification payments by either party to other equal to the Purchase Price.

6.    CONFIDENTIALITY
      ---------------

      6.1. Each of the parties agree that with the respect to certain Confidential Information (as defined below and without respect to the date on which such Confidential Information was first disclosed) furnished to it by the other party to this Agreement, it will maintain such information in confidence in the same manner, and to the same extent it protects its own confidential and/or proprietary information of a similar nature. Each party shall be responsible for any breach of this agreement by any and all employees, agents, parents, subsidiaries, affiliates, or similar persons or entities.

      6.2. For the purposes of this Agreement, Confidential Information shall include any trade secrets, knowledge, data, or other proprietary or confidential information relating to products, processes, know-how, designs, formulae, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, marketing plans and strategies, financial information, or other subject matter pertaining to any business of the parties hereto, or any of its clients, consultant; or licensees that is defined in writing or orally as Confidential Information.

      6.3. The commitment as stated above shall not impose any obligation with respect to any portion of the information that (i) is now or hereafter becomes generally know or available or a part of a public domain without direct or indirect fault of the recipient of Confidential Information or otherwise by breach of this Agreement or similar agreement; or (ii) is known to such recipient at the time of the disclosure of such Confidential Information as evidenced by prior written documentation in such parties files; or (iii) is furnished to others by the owner of the Confidential Information without restriction of further disclosure; or (iv) is lawfully received by such recipient without confidential or proprietary restriction from a source other than the owner of the Confidential Information . Neither party shall use any Confidential Information for the purposes of unfair or improper competition, such as, by way of example only and not limitation, soliciting accounts of employees of the other party.

7.    TERMINATION PRIOR TO CLOSING
      ----------------------------

      This Agreement may be terminated at any time prior to the Closing as follows:

      7.1.  By the mutual consent of the Parties in writing.

      7.2. Either party may terminate this agreement If the other party breaches any warranty or fails to perform any material obligation hereunder, and such breach is not remedied within twenty one (21) days after written notice thereof to the party in default or If prior to the completion of the payment by the Buyer and/or of the transfer of Technology by Dixon, all in accordance with this agreement, the other party shall become insolvent or make an assignment for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all or part of that party's assets, and such status and/or assignment and/or appointment has not been canceled within sixty (60) days.


8.    MISCELLANEOUS
      -------------

      8.1.    Survival
              --------

              The representations and warranties of the parties to this Agreement, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the parties.


       8.2.   Successors and Assigns
              ----------------------

              Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, any rights, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


       8.3.   Settlement of Disputes; Arbitration; Governing Law, Equitable
              -------------------------------------------------------------
              Remedies
              --------

              (a) In the event of an occurrence of any dispute of disagreement, the Parties shall first exert their best efforts in good faith to resolve the matter amicably between themselves as provided for in this Section. Within 3 days after written demand by either party, the Parties shall each designate a representative from among those personnel acquainted with the work involved who shall discuss and attempt to resolve the dispute or disagreement at the offices of the Buyer in Sunnyvale, California, or such other place agreeable to the Parties. If a resolution has not been reached within 10 days from the date on which the written demand for such working-level discussions was originally made, then the Parties may go to binding arbitration, to the American Arbitration Association. The award of such arbitration shall be binding upon the parties.

              (Two)   It is agreed that the substantive law governing this
               Agreement will be the law of the State of California and any disputes resolved in arbitration will be governed as such.

              (Three) Each of the parties hereto acknowledges and agrees that, because the legal remedies of the other party may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in section 4.5 or Article 6 hereof, any such other party may, in addition to obtaining any other remedy or relief available to it (including, without limitation, consequential and other damages at law), enforce Section 4.5 or Article 6 hereof by injunction, specific performance and other equitable remedies.

      8.4.    Counterparts
              ------------

              This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      8.5.    Titles, Subtitles, Preamble and Appendices
              ------------------------------------------

              The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in interpreting this Agreement. The Preamble and Appendices are an integral and inseparable part of this Agreement.


      8.6.    Notices
              -------

              Unless otherwise provided, any notice required or permitted under this Agreement with respect to parties shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or fourteen (14) business days after deposit with a National Post Office, for dispatch by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth in this

              For Dixon:              For the Buyer:
              ----------              --------------
              Dixon Software          Mercury Interactive Corp.
              P.O.Box 556             470 Potrero Avenue
              Main Street             Sunnyvale,  California 94086
              Charlestown             U.S.A.
              Nevis                   Attention: Chief Financial Officer
              Island of Nevis         408-523-9900       408-523-9911
                                      -------------------------------
                                      Telephone / Fax

              or at such other address as such party may designate by written notice to the other parties; if by facsimile transmission within 48 hours of receipt; in the case of an internationally recognized overnight courier, on the next business day after the date when sent. Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

      8.7.    Expenses
              --------

              Irrespective of whether the Closing is effected, the Buyer to this Agreement shall bear costs and expenses with respect to the negotiation, execution, delivery and performance of this Agreement.

      8.8.    Assignment
              ----------

              This Agreement may not be assigned to third parties.


      8.9.    Entire Agreement, Amendments and Waivers
              ----------------------------------------

              This Agreement and the appendices hereto constitute the entire agreement between the parties pertaining to the agreements, representations, warranties, covenants and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.


      8.10.   Severability
              ------------

              Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.


      8.11.   Parties in Interest
              -------------------

              Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective and permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

      8.12.   Advice of Legal Counsel
              -----------------------

              Each party to this Agreement acknowledges and represents that it has been represented by legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it has been independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representations or statements made by any other party as to such consequences.


      8.13.   Force Majeure
              -------------

              Neither party shall be held liable for failure to fulfill its obligations under this agreement, if such failure is caused by flood, extreme weather, fire, or other natural calamity, acts of government agency, or similar causes beyond the control of such party.

IN ATTESTING THERETO, THE PARTIES BELOW STATE THAT THEY ARE PROPERLY EMPOWERED AND AUTHORIZED BY THEIR RESPECTIVE ENTITIES AND/OR AS INDIVIDUALS, TO EXECUTE THIS AGREEMENT AND HAVE SIGNED THIS AGREEMENT AS OF THE DATE SO INDICATED.

____________________                         ____________________
Dixon           Date                         The Buyer       Date

By:_________________                         By:_________________

Title: _____________                         Title:_________________